                                                                       Exhibit 2

                                Promissory Note


Date: March 20, 2002

Amount: $130,001.04                                Maturity Date: March 20, 2012

================================================================================
Lender:                                     Borrower:

James Camner Kendall Trust                  Alfred R. Camner
550 Biltmore Way, Suite 700                 550 Biltmore Way, Suite 700
Coral Gables, FL 33134                      Coral Gables, FL  33134

================================================================================

     FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount set forth above, together with interest payable on each anniversary of the date hereof at an annual interest rate (the "Rate") of 6% per annum.

1.   Rate.

The Rate shall be fixed at 6% per annum.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Payment. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.. Principal, together with all accrued and unpaid interest, shall be paid in full in a single payment on March 20, 2012.

4. Waivers, Consents and Covenants. Borrower: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to Borrower in connection with the delivery, acceptance, performance, default or enforcement of this Note or any other documents executed in connection with this Note (b) consents to all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note; and (c) agrees to pay, on demand, all costs and expenses of collection or defense of this Note or the enforcement or defense of Lender's rights with respect to this Note including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined as reasonable by any arbitrator or court, whichever is applicable.

5. Prepayments. Prepayments may be made in whole or in part at any time. All prepayments of principal shall be applied as Lender shall determine in its sole discretion.

6. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than ten (10) days late.

7. Events of Default. The following are "Events of Default" or "Default" hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of Borrower to Lender under this Note, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of Borrower to any other party;
(c) the death of the Borrower; (d) the commencement of a proceeding by or against the Borrower under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Borrower; (e) the entry of a judgment against the Borrower which Lender deems to be of a material nature, in Lender's sole discretion; (f) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of the Borrower; (g) the determination by Lender that it is insecure for any reason; or (h) the determination by Lender that a material adverse change has occurred in the financial condition of the Borrower.

8. Remedies on Default. Whenever there is an Event of Default under this Note the entire balance outstanding hereunder shall, at the option of Lender, become immediately due and payable. Additionally, Lender shall have all rights and remedies available under applicable law. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted by law.

9. Non-waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.
All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Borrower to Lender in any other respect at any other time.

10. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note the Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

       In witness whereof, the Borrower has executed this Promissory Note as of the date first above written.

                                      Borrower:


                                      /s/ Alfred R. Camner
                                      ----------------------------
                                          Alfred R. Camner


                                      Lender:

                                      James Camner Kendall Trust


                                      By: /s/ James Camner
                                          ------------------------
                                          James Camner, Trustee

                                Promissory Note


Date: March 20, 2002

Amount: $120,002.48                                Maturity Date: March 20, 2012

===============================================================================
Lender:                               Borrower:

Camner Trust C                        Alfred R. Camner
550 Biltmore Way, Suite 700           550 Biltmore Way, Suite 700
Coral Gables, FL  33134               Coral Gables, FL  33134

===============================================================================

     FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount set forth above, together with interest payable on each anniversary of the date hereof at an annual interest rate (the "Rate") of 6% per annum.


1.   Rate.

The Rate shall be fixed at 6% per annum.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Payment. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.. Principal, together with all accrued and unpaid interest, shall be paid in full in a single payment on March 20, 2012.

4. Waivers, Consents and Covenants. Borrower: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to Borrower in connection with the delivery, acceptance, performance, default or enforcement of this Note or any other documents executed in connection with this Note (b) consents to all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note; and (c) agrees to pay, on demand, all costs and expenses of collection or defense of this Note or the enforcement or defense of Lender's rights with respect to this Note including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined as reasonable by any arbitrator or court, whichever is applicable.

5. Prepayments. Prepayments may be made in whole or in part at any time. All prepayments of principal shall be applied as Lender shall determine in its sole discretion.

6. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than ten (10) days late.

7. Events of Default. The following are "Events of Default" or "Default" hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of Borrower to Lender under this Note, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of Borrower to any other party;
(c) the death of the Borrower; (d) the commencement of a proceeding by or against the Borrower under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Borrower; (e) the entry of a judgment against the Borrower which Lender deems to be of a material nature, in Lender's sole discretion; (f) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of the Borrower; (g) the determination by Lender that it is insecure for any reason; or (h) the determination by Lender that a material adverse change has occurred in the financial condition of the Borrower.

8. Remedies on Default. Whenever there is an Event of Default under this Note the entire balance outstanding hereunder shall, at the option of Lender, become immediately due and payable. Additionally, Lender shall have all rights and remedies available under applicable law. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted by law.

9. Non-waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.
All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Borrower to Lender in any other respect at any other time.

10. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note the Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

       In witness whereof, the Borrower has executed this Promissory Note as of the date first above written.

                                       Borrower:


                                       /s/ Alfred R. Camner
                                       ----------------------------
                                       Alfred R. Camner



                                       Lender:

                                       Camner Trust C



                                       By: /s/ Alfred R. Camner
                                           -------------------------
                                           Alfred R. Camner, Trustee



                                       By: /s/ Anne S. Camner
                                           --------------------------
                                           Anne S. Camner, Trustee